UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 12, 2025

Date of Report (Date of earliest event reported)

TSS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-33627	20-2027651
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 Aviation Drive, Building 1, Suite 100, Georgetown, Texas 78628
(Address of principal executive offices and zip code)

(512) 310-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value	TSSI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 13, 2025, TSS, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Lucid Capital Markets, LLC, as the sole book-running manager (the “Underwriter”), relating to the previously announced underwritten public offering (the “Offering”) by the Company of 3,000,000 shares (the “Underwritten Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”).

The public offering price of the Underwritten Shares was $17.00 per share, and the Underwriters agreed to purchase the Underwritten Shares from the Company pursuant to the Underwriting Agreement at a price of $16.15 per share (the “Purchase Price”). Under the terms of the Underwriting Agreement, the Company granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 450,000 shares of Common Stock (the “Over-Allotment Shares” and, together with the Underwritten Shares, the “Shares”) at the Purchase Price. The Underwriters elected to exercise this option on August 13, 2025.

The Company estimates that, net of the underwriter’s commission, proceeds to the Company will be approximately $55.3 million.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and other terms and conditions customary in agreements of this type. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

The Offering was made pursuant to a shelf registration statement on Form S-3 (File No. 333-284153) (the “Registration Statement”) that was filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 27, 2025 and declared effective by the SEC on July 2, 2025, including the prospectus forming a part of the Registration Statement, and a final prospectus supplement, which was filed with the SEC on August 14, 2025, pursuant to Rule 424(b) under the Securities Act. The Offering closed on August 14, 2025.

Item 8.01.	Other Events.

On August 12, 2025, the Company issued a press release announcing that it had commenced the Offering; on August 13, 2025, the Company issued a press release announcing that it had priced the Offering; and on August 14, 2025, the Company issued a press release announcing that it had closed the Offering. Copies of these press releases are attached as Exhibits 99.1, 99.2 and 99.3 hereto, respectively, and are incorporated herein by reference.

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Item 9.01.	Financial Statements and Exhibits.

1.1*	Underwriting Agreement by and between TSS, Inc. and Lucid Capital Markets, LLC, dated August 13, 2025.

5.1	Opinion of Miles and Stockbridge P.C.

23.1	Consent of Miles and Stockbridge P.C. (included in Exhibit 5.1)

99.1	Press Release, dated August 12, 2025.

99.2	Press Release, dated August 13, 2025.

99.3	Press Release, dated August 14, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

   *   Schedules and exhibits to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K under the Securities Act o f 1933, as amended. A copy of any omitted schedule or exhibit will be furnished to the SEC upon request.

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S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TSS, INC.

By:	/s/ Daniel M. Chism
Daniel M. Chism
Chief Financial Officer

Date: August 14, 2025

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